                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ZALE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                ZALE CORPORATION
                            901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 13, 1997

                                 --------------

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zale Corporation, a Delaware corporation (the "Company"), will be held on Thursday, November 13, 1997, at 10:00 a.m., local time, at the ITT Sheraton Luxury Collection Hotel-Houston (formerly the Ritz-Carlton Hotel), 1919 Briar Oaks Lane, Houston, Texas 77027 for the following purposes:

     1. To elect eight directors for terms expiring at the 1998 annual meeting of stockholders;

     2. To approve an amendment to the Company's Omnibus Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under such plan by an additional 3,000,000 shares;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 19, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours.

     We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

                                       By Order of the Board of Directors,

                                       Alan P. Shor
                                       EXECUTIVE VICE PRESIDENT, CHIEF
                                       ADMINISTRATIVE OFFICER,
                                       GENERAL COUNSEL AND SECRETARY

Dallas, Texas
October 14, 1997

                                ZALE CORPORATION
                            901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003
                                 (972) 580-4000

                                ----------------

                                 PROXY STATEMENT
                                OCTOBER 14, 1997

                                ----------------

                               GENERAL INFORMATION

     This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of Zale Corporation, a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the ITT Sheraton Luxury Collection Hotel-Houston (formerly the Ritz-Carlton Hotel), 1919 Briar Oaks Lane, Houston, Texas 77027 at 10:00 a.m., local time, on Thursday, November 13, 1997, and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholders' directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the amendment to the Stock Incentive Plan, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At September 19, 1997, the Company had 35,221,275 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 19, 1997 will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about October 14, 1997.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                          AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information with respect to the beneficial ownership, as of September 19, 1997 (except as otherwise noted below), of shares of Common Stock by persons believed by the Company to own beneficially more than five percent of the outstanding shares of Common Stock and by the directors and named executive officers set forth in the Summary Compensation Table herein and the directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Other than as set forth below, no director or executive officer of the Company is known to be the beneficial owner of any shares of Common Stock. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

                                       AMOUNT AND NATURE OF      PERCENT OF
         NAME OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)     CLASS(1)
   --------------------------------------------------------------------------
     FIVE PERCENT STOCKHOLDERS:
   --------------------------------------------------------------------------
     Lynch & Mayer, Inc.                   2,260,000(2)            6.4%
     520 Madison Avenue
     New York, NY 10022
   --------------------------------------------------------------------------
     Denver Investment Advisors LLC        2,008,000(3)            5.7%
     1225 17th Street, 26th Floor
     Denver, CO 80202
   --------------------------------------------------------------------------
     The Capital Group Companies, Inc.     1,900,000(4)            5.4%
     333 South Hope Street
     Los Angeles, CA 90071
   --------------------------------------------------------------------------
     Snyder Capital Management, Inc.       1,845,000(5)            5.2%
     350 California St., Suite 1460
     San Francisco, CA 94101
   --------------------------------------------------------------------------
     DIRECTORS AND
     NAMED EXECUTIVE OFFICERS:
   --------------------------------------------------------------------------
     Robert J. DiNicola                      608,250(6)            1.7%
   --------------------------------------------------------------------------
     Glen Adams                                4,750(7)              *
   --------------------------------------------------------------------------
     A. David Brown                              -0-                 *
   --------------------------------------------------------------------------
     Peter P. Copses                           4,350(8)              *
   --------------------------------------------------------------------------
     Andrea Jung                               1,250(9)              *
   --------------------------------------------------------------------------
     Richard C. Marcus                         4,650(10)             *
   --------------------------------------------------------------------------
     Charles H. Pistor, Jr.                    1,000                 *
   --------------------------------------------------------------------------
     Andrew H. Tisch                          44,250(11)             *
   --------------------------------------------------------------------------
     Beryl B. Raff                            51,250(12)             *
   --------------------------------------------------------------------------
     Alan P. Shor                             27,450(13)             *
   --------------------------------------------------------------------------
     Mary L. Forte                            44,470(14)             *
   --------------------------------------------------------------------------
     Paul G. Leonard                          31,250(15)             *
   --------------------------------------------------------------------------
     Merrill J. Wertheimer                       -0-(16)             *
   --------------------------------------------------------------------------
     DIRECTORS AND EXECUTIVE OFFICERS
     AS A GROUP (21 PERSONS):                899,620               2.5%
   --------------------------------------------------------------------------

--------------------
* Represents less than one percent.

(1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13-d under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in March 1997.

(3) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in March 1997.

(4) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in March 1997.

(5) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in March 1997.

(6) Includes 606,250 shares of Common Stock which Mr. DiNicola may acquire upon the exercise of options within 60 days after September 19, 1997.

(7) Includes 3,250 shares of Common Stock which Mr. Adams may acquire upon exercise of options within 60 days of September 19, 1997.

(8) Includes (i) 3,250 shares of Common Stock held jointly with Judith V. Mueller and (ii) 1,100 shares of Common Stock owned by The Copses Children's Irrevocable Trust of 1996. Mr. Copses disclaims beneficial ownership of the 1,100 shares of Common Stock owned by The Copses Children's Irrevocable Trust of 1996.

(9) All shares of Common Stock may be acquired by Ms. Jung upon exercise of options within 60 days after September 19, 1997.

(10) Includes 3,250 shares of Common Stock which Mr. Marcus may acquire upon exercise of options within 60 days after September 19, 1997.

(11) Includes 20,000 shares of Common Stock held by Mr. Tisch as custodian for his four minor children and 3,250 shares of Common Stock which Mr. Tisch may acquire upon exercise of options within 60 days after September 19, 1997.

(12) All shares of Common Stock may be acquired by Ms. Raff upon exercise of options within 60 days after September 19, 1997.

(13) Includes 26,250 shares of Common Stock which Mr. Shor may acquire upon exercise of options within 60 days after September 19, 1997.

(14) Includes 43,750 shares of Common Stock which Ms. Forte may acquire upon exercise of options within 60 days after September 19, 1997.

(15) All shares of Common Stock may be acquired by Mr. Leonard upon exercise of options within 60 days after September 19, 1997.

(16) Mr. Wertheimer retired from the Company effective July 31, 1997.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of eight directors, each of whom will serve until the 1998 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

     The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxies may be voted FOR such substitute nominees as the Board of Directors may designate.

     The following sets forth the principal occupations for at least the last five years and the current directorships of the eight nominees for director to be elected pursuant to Proposal No.1.

ROBERT J. DINICOLA, Age 49.

CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND DIRECTOR

     Mr. DiNicola has served as Chairman of the Board, Chief Executive Officer and a director of the Company since April 18, 1994. For the three years prior to joining the Company, Mr. DiNicola was a senior executive officer of The Bon Marche Division of Federated Department Stores, Inc., having served as Chairman and Chief Executive Officer of that Division from 1992 to 1994 and as its President and Chief Operating Officer from 1991 to 1992. From 1989 to 1991, Mr. DiNicola was a Senior Vice President of Rich's Department Store Division of Federated. For 17 years, prior to joining the Federated organization, Mr. DiNicola was associated with Macy's, where he held various executive, management and merchandising positions, except for a one-year period while he held a division officer position with The May Department Stores Company, Inc.

GLEN ADAMS, Age 58.

DIRECTOR

     Mr. Adams has served as a director of the Company since July 21, 1993. From August 1990 to August 1996, Mr. Adams served as Chairman, President and Chief Executive Officer of Southmark Corporation in Dallas, Texas, a real estate financing and syndication firm. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company. Mr. Adams is also a director of U.S. Home Corporation, Marvel Entertainment Group, Inc., Toy Biz, Inc. and Search Financial Services, Inc.

PETER P. COPSES, Age 39.

DIRECTOR

     Mr. Copses served from September 9, 1993 to September 9, 1996 as a director of the Company and returned to serve on the Board on February 4, 1997. Since 1990, Mr. Copses has been a principal of Apollo Advisors, L.P., which, together with an affiliate, acts as the managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as a financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Copses is a director of Family Restaurants Inc., Dominick's Finer Foods, Inc. and Food 4 Less Holdings, Inc.

A. DAVID BROWN, Age 55.

DIRECTOR

     Mr. Brown joined the board as a director on March 4, 1997. Mr. Brown became Managing Partner for the New York office of Pendleton James Associates as of May 15, 1997. Prior to joining Pendleton James Associates, Mr. Brown served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International from June 1, 1994 to May 14, 1997. Prior to joining Korn/Ferry, Mr. Brown held numerous positions with R.H. Macy & Co., Inc., including Senior Vice President of Human Resources, a position he held from 1983 to 1994. Mr. Brown is also a director of Selective Insurance Group, Inc.

ANDREA JUNG, Age 38.

DIRECTOR

     Ms. Jung joined the board as a director on June 6, 1996. Ms. Jung is President of Global Marketing and New Business for Avon Products, Inc. Prior to joining Avon, Ms. Jung served as an Executive Vice President at Neiman Marcus from 1991 to 1994. From 1987 to 1991, she served as Senior Vice President, General Merchandising Manager for I. Magnin. Ms. Jung served as General Merchandising Manager at J.W. Robinson's from 1985 to 1987 and was with Bloomingdales from 1979 to 1985, her latest position being Vice President and Merchandising Manager. Ms. Jung also serves as a director of the American Management Association and as a trustee of the Fashion Institute of Technology.

RICHARD C. MARCUS, Age 58.

DIRECTOR

     Mr. Marcus has served as a director of the Company since July 21, 1993. Mr. Marcus is a private investor and cofounder of InterSolve Group, a management services firm which was established in 1991. Since January 1997, Mr. Marcus has served as an advisor to Peter J. Solomon Company, a New York investment banking firm. From December 1994 through December 1995, Mr. Marcus served as CEO of the Plaid Clothing Group and as a director of that company from December 1994 through December 1996. In July 1995, Plaid Clothing Group filed a petition of reorganization under Chapter 11 of the U.S. Bankruptcy Code and was subsequently sold to Hartmarx in December 1996. From 1988 to 1991, Mr. Marcus was a consultant for companies serving the retail industry. From 1979 to 1988, he served as Chairman and Chief Executive Officer of Neiman Marcus in Dallas, Texas. Mr. Marcus also serves as a director of Edison Brothers Stores and as a director and member of the Compensation Committee for XcelleNet, Inc.

CHARLES H. PISTOR, JR., Age 67.

DIRECTOR

     Mr. Pistor joined the board as a director on June 24, 1997. Mr. Pistor is the former Vice Chair of Southern Methodist University, and has served as Chief Executive Officer of Republic BankDallas and president of the American Bankers Association. Mr. Pistor currently serves as a director on the boards of Fortune Brands, AMR and American Airlines, Centex Corporation and ORYX Energy Company.

ANDREW H. TISCH, Age 48.

DIRECTOR

     Mr. Tisch has served as a director of the Company since July 21, 1993. Mr. Tisch has been Chairman of the Management Committee of Loews Corporation since October 1995 and a member of that committee since October 1994. Mr. Tisch also served as Chairman of the Board and Chief Executive Officer of Lorillard, Inc. from 1989 to May 1995. Mr. Tisch is Chairman of the Board of Directors of Bulova Corporation and served as its President from 1980 to 1989. From 1985 to 1989, Mr. Tisch served as a director of Gordon Jewelry Corporation prior to its acquisition by the Company. Mr. Tisch currently serves as a director of Loews Corporation, Bulova Corporation and Canary Wharf, Ltd.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors and the committees thereof includes meetings occurring during the Company's 1997 fiscal year beginning on August 1, 1996 and ending July 31, 1997 ("Fiscal Year 1997").

     The standing committees of the Board of Directors are the Audit and Compensation Committees. Their principal functions and the names of the directors currently serving as members of those committees are set forth below.

     The Audit Committee has the power and authority to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, and to conduct pre- and post- audit reviews with the Company's management, financial employees and independent auditors. The Audit Committee also reviews the Company's quarterly and annual financial statements and reports. The Audit Committee met five times during Fiscal Year 1997. Glen Adams, Peter P. Copses, Andrea Jung and Charles H. Pistor, Jr. are the current members of the Audit Committee.

     Subject to the final decision of the Board of Directors, the Compensation Committee reviews the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Compensation Committee administers the Company's Stock Incentive Plan, and its other incentive compensation plans. The Compensation Committee met one time during Fiscal Year 1997. The current members of the Compensation Committee are Richard C. Marcus, A. David Brown and Andrew H. Tisch.

     During Fiscal Year 1997, the Board of Directors met eight times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

                                 PROPOSAL NO. 2:

         AMENDMENT TO THE ZALE CORPORATION OMNIBUS STOCK INCENTIVE PLAN

     On June 15, 1994, the Board of Directors of the Company adopted the Zale Corporation Omnibus Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the grant to officers and employees of the Company and its subsidiaries of options to purchase shares of the Common Stock and other equity-based awards, which awards may be incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), phantom stock ("Phantom Stock"), or stock bonuses ("Stock Bonuses") (collectively, the "Incentive Awards"). As of September 19, 1997, 2,851,700 shares of Common Stock were reserved for issuance upon the exercise of options or other Incentive Awards previously granted under the Stock Incentive Plan and 187,875 were reserved for the grant of future options or other Incentive Awards.

     On September 11, 1997, the Board of Directors approved an amendment to the Stock Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance by an additional 3,000,000 shares, thereby increasing the number of shares of Common Stock available for future grants under the Stock Incentive Plan to 3,187,875. The Board adopted this amendment to ensure that the Company will continue to have sufficient shares of Common Stock available under the Stock Incentive Plan to attract and retain key employees.

     At the Annual Meeting, the shareholders are being requested to consider and approve the foregoing amendment to the Stock Incentive Plan.

     The essential features of the Stock Incentive Plan are outlined below.

     PURPOSE OF THE STOCK INCENTIVE PLAN

     The purpose of the Stock Incentive Plan is to promote the interests of the Company and its stockholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

     MAJOR PROVISIONS OF THE PLAN

     The major provisions of the Stock Incentive Plan are as follows:

     ELIGIBILITY. The persons who are eligible to receive awards pursuant to the Stock Incentive Plan are those employees of the Company and its subsidiaries (including officers of the Company, whether or not they are directors of the Company) as the Committee (as defined below) selects from time to time. Directors who are not employees or officers of the Company are ineligible to participate in the Stock Incentive Plan. The Company estimates that at the present time approximately 6% of its approximately 10,000 employees are eligible employees who may participate in the Stock Incentive Plan.

     ADMINISTRATION. The Stock Incentive Plan is administered by the Compensation Committee of the Board of the Directors (the "Committee") or such other committee as the Board of Directors may appoint from time to time. The Committee at all times consists of two or more persons, each of whom is a member of the Board of Directors and who is not an employee of the Company. To the extent required for compensation realized from Incentive Awards under the Stock Incentive Plan to be deductible by the

Company pursuant to Section 162(m) of the Code, members of the Committee shall be "outside directors" within the meaning of such Section.

     AWARD TYPES. The Stock Incentive Plan permits the Committee to grant, in its discretion, ISOs, NQSOs, SARs, Restricted Stock, Phantom Stock and Stock Bonuses. Stock options designated as ISOs will comply with Section 422 of the Code, including the requirement that the aggregate Fair Market Value, as defined in the Stock Incentive Plan, of Common Stock determined at the time of each grant that a holder may exercise for the first time in any calendar year shall not exceed $100,000. NQSOs, which are options that are not ISOs, entitle the holder to purchase up to the number of shares of Common Stock specified in the grant. SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of Common Stock specified in the grant from the date granted to the date exercised. An exercised SAR will be paid in cash. SARs may be either Stand-Alone SARs, which are not granted in conjunction with an option, or Tandem SARs, which may be granted at the same time as, or, in the case of an NQSO, subsequent to the time that, its related option is granted. Restricted Stock is stock for which no transfer of a Participant's rights with respect to such stock will be permitted prior to the vesting of such stock. Phantom stock awards are rights to receive in cash, within 30 days of the date on which such share vests, an amount equal to the (i) Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests. In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

     OPTION PRICE. The exercise price per share of options and SARs is determined by the Committee but will in no event be less than the Fair Market Value of a share of Common Stock on the date the option or SAR is granted. Payment for shares of Common Stock purchased upon exercise of an option shall be made by one or a combination of the following means: (i) in cash, (ii) in shares of Common Stock owned by the Participant (subject to approval of the Committee), or (iii) by such other provision as the Committee may from time to time authorize. The Company receives no payment upon the granting of options or other Incentive Awards pursuant to the Stock Incentive Plan.

     NONTRANSFERABILITY.   During the lifetime of the Participant, the
Committee may permit the transfer, assignment or other encumbrance of an outstanding option unless such option is an ISO and the Committee and the Participant intend that it retain such status. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

     TIME AND MANNER OF EXERCISE. Unless the applicable plan agreement provides otherwise, options granted under the Stock Incentive Plan and Stand-Alone SARs become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each option; provided, however, that no ISO shall be exercisable more than 10 years after the date of grant. Unless otherwise provided in the plan agreement, no option will be exercisable prior to the first anniversary of the date of grant. A Tandem SAR will be exercisable only if and to the extent that its related option is exercisable. At the time of the grant of shares of Restricted Stock and Phantom Stock, the Committee will establish an issue date with respect to the shares of the Restricted Stock and a vesting date with respect to shares of both the Restricted Stock and Phantom Stock.

     CHANGE OF CONTROL. The Stock Incentive Plan provides that, upon the occurrence of a Change in Control (as defined in the Stock Incentive Plan)
(i) each option and each Stand-Alone SAR granted thereunder and outstanding at such time will become fully and immediately exercisable and will remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Stock Incentive Plan, and (ii) all outstanding shares of Restricted Stock and Phantom Stock which have not theretofore vested will immediately vest.

     AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or Section 422 of the Code. No action may reduce the Participant's rights under any outstanding Incentive Award without the consent of the Participant.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK INCENTIVE PLAN

     INCENTIVE STOCK OPTIONS. If an option under the Stock Incentive Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the Fair Market Value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

     The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

     Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a mid or long-term capital gain or loss, depending on the length of time the stock was held. The Company is not entitled to any deduction under these circumstances.

     If an optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the Fair Market Value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee's total compensation is deemed reasonable in amount.

     The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph).

     NQSOS. An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then Fair

Market Value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQSO.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the Fair Market Value of the shares on the date of exercise will be treated as capital gain or loss.

     STOCK BONUS/RESTRICTED STOCK AWARD. The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Section 83 of the Code. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the Fair Market Value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become "vested," i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and (in the case of participating individuals who are employees) is subject to withholding of income and applicable employment taxes at the time of vesting.

     Under the Stock Incentive Plan, participating individuals will not pay any consideration for stock transferred to them under the Stock Bonus/Restricted Stock Award components of the Stock Incentive Plan, and the stock transferred may or may not be subject to restrictions. If stock is granted to a recipient without restriction, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient's taxable year in which the stock is granted.

     If stock granted under the Stock Incentive Plan is nontransferable and subject to a substantial risk of forfeiture, then (unless an election is made under Section 83(b) of the Code, as described in the next paragraph), recipients of stock will recognize taxable income as of each date on which they become vested in stock received under the Stock Incentive Plan in the amount of the Fair Market Value of the stock then vesting.

     Participating individuals may elect under Section 83(b) of the Code to report as taxable income in the year of award an amount of ordinary income equal to the stock's Fair Market Value at the time of the award. If such an election is made, the electing employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the government. Participating individuals making this election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual's total compensation is deemed reasonable in amount.

     Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to their stock under the principles set forth above. That gain will be taxable as long, mid or short-term capital gain, depending on the length of time the stock was held.

     If a participating individual disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock, he or she will generally recognize a capital loss (long, mid or short-term, depending on the length of time the stock was held) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously and the amount realized upon disposition of the stock. If a participating individual forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

     SARS. Recipients of SARs generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the Fair Market Value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of an SAR.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual's total compensation is deemed reasonable in amount.

     PHANTOM STOCK. Recipients of Phantom Stock will recognize ordinary income in the taxable year in which cash is transferred to the individual. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, provided the individual's total compensation is deemed reasonable in amount.

     SECTION 162(m) OF THE CODE. Under Section 162(m) of the Code, compensation paid to any covered employee is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility. The Stock Incentive Plan contains provisions designed to qualify options and SARs granted thereunder to covered employees as "performance-based compensation" under Section 162(m). These provisions include: (1) grants to covered employees are made only by the Section 162(m) Committee; (2) the Stock Incentive Plan states a maximum number of shares with respect to which options or SARs may be granted to any individual per fiscal year; (3) in the case of grants to covered employees, the option exercise price must be at least equal to the Fair Market Value of the stock on the date the option is granted; and (4) the Stock Incentive Plan has been approved by stockholders.

     ADDITIONAL INFORMATION REGARDING NEW PLAN BENEFITS. Awards under the Stock Incentive Plan are based upon the Company's performance. Accordingly, future awards ("new plan benefits") under the Stock Incentive Plan are not determinable at this time. Reference is made to the sections captioned "Summary Compensation Table," "Option Grants in Last Fiscal Year" and "FY-End Option Values" at pages 13 through 15 of this Proxy Statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the Stock Incentive Plan during the three most recent fiscal years.

MARKET PRICE OF THE COMMON STOCK

     The closing price of the Common Stock as reported by the New York Stock Exchange was $27.9375 per share on September 19, 1997.

The Board of Directors recommends that the stockholders vote FOR the amendment to the Stock Incentive Plan.

                                 PROPOSAL NO. 3:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the interim period from April 1, 1994 to July 31, 1994 and for the fiscal years ended July 31, 1995, July 31, 1996 and July 31, 1997, and has been reappointed by the Board of Directors to serve in that capacity for the 1998 fiscal year. The Company has been advised that no member of Arthur Andersen LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Arthur Andersen LLP, if desired.

     Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the 1998 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

     The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.

                      EXECUTIVE AND DIRECTOR COMPENSATION

     The following tables set forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended July 31, 1997, July 31, 1996 and July 31, 1995, to the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company currently serving as such, and one retired executive officer (collectively, the "named executive officers"). All compensation paid or accrued by the Company during the interim period from April 1, 1994 to July 31, 1994 (i.e., the transition period from the end of fiscal 1994 until the beginning of fiscal 1995), excluding base salary, are included as compensation paid for the fiscal year ended July 31, 1995.

--------------------------------------------------------------------------------------------------------------
                                        SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                            ANNUAL COMPENSATION       AWARDS
--------------------------------------------------------------------------------------------------------------
                                                                                    SECURITIES    ALL OTHER
                                                           SALARY                   UNDERLYING   COMPENSATION
           NAME AND PRINCIPAL POSITION              YEAR   ($)(1)     BONUS($)(2)   OPTIONS(#)       ($)
--------------------------------------------------------------------------------------------------------------
 Robert J. DiNicola(3)                              1997   825,000      588,414           --        39,889
  Chairman and                                      1996   750,000      621,075      500,000         8,702
  Chief Executive Officer                           1995   679,791      325,000      675,000       620,383
--------------------------------------------------------------------------------------------------------------
 Mary L. Forte(4)                                   1997   250,000       58,529       45,000         5,215
  President,                                        1996   230,000       28,750       50,000         6,280
  Gordon's Division                                 1995   216,264       44,691       40,000       121,207
--------------------------------------------------------------------------------------------------------------
 Paul G. Leonard(5)                                 1997   235,000      117,500           --         6,472
  President,                                        1996   220,000      110,000       50,000         6,783
  Bailey, Banks and Biddle Division                 1995   167,038       60,341       30,000       131,422
--------------------------------------------------------------------------------------------------------------
 Beryl B. Raff(6)                                   1997   301,507       37,500       60,000         9,326
  Executive Vice President,                         1996   260,000      112,489       75,000       150,677
  Chief Operating Officer                           1995   174,359       69,744       65,000        68,909
--------------------------------------------------------------------------------------------------------------
 Alan P. Shor(7)                                    1997   288,750       90,858       55,000        11,583
  Executive Vice President, Chief Administrative    1996   275,000      113,864       35,000        62,274
  Officer, General Counsel and Secretary            1995    43,718           --       35,000        85,473
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 Merrill J. Wertheimer(8)                           1997   300,000       94,399           --        13,093
  Former Executive Vice President -                 1996   275,000      113,864       50,000        10,141
  Finance and Chief Financial Officer               1995   230,708       81,535       66,000         7,880
--------------------------------------------------------------------------------------------------------------

--------------------

(1) Includes amounts contributed by such executive officers to the Company's 401(k) savings plan.

(2)  Includes amounts deferred under the Executive Deferred Compensation Plan.

(3) Mr. DiNicola's "All Other Compensation" for 1997 consists of $696 for group term life insurance premiums, $1,250 annual insurance premiums paid by the Company, $7,943 for the Company's Medical Expenses Reimbursement Plan, $5,000 for Executive Financial Planning and $25,000 retro pay.

(4) Ms. Forte's "All Other Compensation" for 1997 consists of $618 for group term life insurance premiums, $1,153 annual insurance premiums paid by the Company, $381 for the Company's Medical Expenses Reimbursement Plan and $3,063 for Executive Financial Planning.

(5) Mr. Leonard's "All Other Compensation" for 1997 consists of $402 for group term life insurance premiums, $715 annual insurance premiums paid by the Company, $2,292 for the Company's Medical Expenses Reimbursement Plan and $3,063 for Executive Financial Planning.

(6) Ms. Raff's "All Other Compensation" for 1997 consists of $696 for group term life insurance premiums, $1,223 annual insurance premiums paid by the Company, $3,469 for the Company's Medical Expenses Reimbursement Plan and $3,938 for Executive Financial Planning.

(7) Mr. Shor's "All Other Compensation" for 1997 consists of $264 for group term life insurance premiums, $466 annual insurance premiums paid by the Company, $6,915 for the Company's Medical Expenses Reimbursement Plan, and $3,938 for Executive Financial Planning.

(8) Mr. Wertheimer retired from the Company effective July 31, 1997. Mr. Wertheimer's "All Other Compensation" for 1997 consists of $1,778 for group term life insurance premiums, $3,478 for annual insurance premiums paid by the Company and $7,837 for the Company's Medical Expenses Reimbursement Plan.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

The following table sets forth all stock option grants to the named executive officers during the year ended July 31, 1997.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES
                                                                                                         OF STOCK PRICE
                                                INDIVIDUAL GRANTS                                         APPRECIATION
                                                                                                       FOR OPTION TERM (2)
-----------------------------------------------------------------------------------------------------------------------------
                               NUMBER OF         % OF TOTAL OPTIONS    EXERCISE OR
                               SECURITIES       GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION
          NAME             UNDERLYING OPTIONS      IN FISCAL YEAR        ($/SH)         DATE         5% ($)        10% ($)
                               GRANTED (#)
-----------------------------------------------------------------------------------------------------------------------------
  Robert J.  DiNicola              ---                   ---                ---           ---            ---            ---
-----------------------------------------------------------------------------------------------------------------------------
  Mary L. Forte                 45,000                  1.09%           21.8125       7/17/07        603,551      1,542,470
-----------------------------------------------------------------------------------------------------------------------------
  Paul G. Leonard                  ---                   ---                ---           ---            ---            ---
-----------------------------------------------------------------------------------------------------------------------------
  Beryl B. Raff                 60,000                  1.45%           21.8125       7/17/07        804,735      2,056,627
-----------------------------------------------------------------------------------------------------------------------------
  Alan P. Shor                  55,000                  1.33%           21.8125       7/17/07        737,673      1,885,241
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
  Merrill J. Wertheimer            ---                   ---                ---           ---            ---            ---
-----------------------------------------------------------------------------------------------------------------------------

--------------------

(1) Sets forth options granted under the Stock Incentive Plan for the fiscal year ended July 31, 1997. Unless the applicable plan agreement provides otherwise, options granted under the Stock Incentive Plan become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. Upon the occurrence of a change of control (as defined in the Stock Incentive Plan), options shall become fully and immediately exercisable. See "Proposal No.2: Amendment to the Zale Corporation Omnibus Stock Incentive Plan - Major Provisions of the Plan."

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission. These amounts should not be construed as forecasts of possible future appreciation, if any, of the stock price for the Company's Common Stock.

                              FY-END OPTION VALUES

The following table sets forth information with respect to the named executive officers concerning the number of securities underlying unexercised options and the value of unexercised options held as of July 31, 1997.

------------------------------------------------------------------------------------------
                                                                      VALUE OF
                                  NUMBER OF SECURITIES               UNEXERCISED
                                 UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                               OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END
                                          (#)                          ($)(1)
------------------------------------------------------------------------------------------
  NAME                         EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------------------------------
  Robert J. DiNicola             606,250          568,750     $6,510,468      $3,720,153
------------------------------------------------------------------------------------------
  Mary L. Forte                   43,750          106,250        349,218         355,154
------------------------------------------------------------------------------------------
  Paul G. Leonard                 27,500           52,500        171,245         272,807
------------------------------------------------------------------------------------------
  Beryl B. Raff                   51,250          148,750        338,357         490,701
------------------------------------------------------------------------------------------
  Alan P. Shor                    26,250           98,750        186,635         257,729
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
  Merrill J. Wertheimer (2)       89,500              ---        627,843             ---
------------------------------------------------------------------------------------------

--------------------

(1) These amounts represent the excess of the fair market value of the Common Stock of $21.75 per share as of July 31, 1997 above the exercise price of the options.

(2) Mr. Wertheimer's unvested options were accelerated as of July 31, 1997, the effective date of his retirement from the Company.


EXECUTIVE SEVERANCE ARRANGEMENTS

     Effective February 10, 1994, the Company adopted an executive severance plan for its executives (the "Severance Plan"), which becomes operative upon the occurrence of certain events, such as termination without cause (as defined). Under the Severance Plan, as amended effective May 20, 1995, Executive Vice Presidents, Company Senior Vice Presidents and Division Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. Company Vice Presidents and directors, and Division Senior Vice Presidents, Vice Presidents and directors are entitled to severance pay equal to one week of pay for each year of continuous service, with a minimum of twelve weeks of pay and a maximum of twenty-six weeks of pay. Each of Mr. Leonard, Ms. Raff, Mr. Shor, and Ms. Forte, in addition to other executive officers of the Company, are eligible to receive benefits under the Severance Plan in accordance with its terms.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     On September 14, 1995, each of the Boards of Directors of the Company and Zale Delaware, Inc., a wholly-owned subsidiary of the Company ("ZDel"), approved the preparation and implementation of the Zale Delaware, Inc. Supplemental Executive Retirement Plan (the "Plan"), which was executed on behalf of the Company on February 23, 1996, to be effective as of September 15, 1995. The purpose of the Plan is to provide eligible executives with the opportunity to receive payments each year after retirement equal to a portion of their Final Average Pay as defined below. On July 18, 1996, the Company amended the definition of "Change of Control" in the Plan to correct a minor technicality.

     A participant becomes vested in his benefit in the Plan after completing five years of service with the Company after September 14, 1995. A participant also becomes vested in his Plan benefits upon a change of control of the Company or the death or disability of the participant while an active employee. A retired participant who is vested is entitled to monthly payments continuing over the life of the participant (or, at the election of the participant, in a joint and 50% survivor annuity with his or her surviving spouse) commencing on the first day of the month immediately following the participant's 65th birthday. The amount of each payment is determined under the following formula:


                       BENEFIT POINTS X FINAL AVERAGE PAY
                       ----------------------------------
                                       100

     Benefit Points are calculated based on a goal for earnings before interest, taxes, depreciation and amortization established each plan year by the Compensation Committee of the Company. The Final Average Pay means the average of the monthly base salary received by the participant from the Company in the 60-month period ending immediately prior to the participant's retirement or other termination from the Company. The estimated annual benefits payable upon retirement at normal retirement age for Robert J. DiNicola, Paul G. Leonard, Beryl B. Raff, Alan P. Shor and Mary L. Forte (assuming current salary of each of the named executive officers) are $486,300, $194,700, $235,400, $295,300 and
$186,700, respectively.


EMPLOYMENT AGREEMENTS

     DINICOLA EMPLOYMENT AGREEMENT. On August 1, 1997, Mr. DiNicola entered into an employment agreement with the Company that will expire on August 1, 2002, unless earlier terminated. Mr. DiNicola serves as the Company's Chairman of the Board and Chief Executive Officer pursuant to his employment agreement. Pursuant to his employment agreement, Mr. DiNicola will receive an annual base salary of not less than $850,000 (subject to annual review and potential increase by the Board of Directors). Mr. DiNicola is eligible to participate in any incentive bonus plan authorized by the Board of Directors and is eligible to receive up to 110% of his base salary in accordance with the terms of the Company's Executive Bonus Program.

     If Mr. DiNicola's employment is terminated without cause (as defined), the Company elects not to renew Mr. DiNicola's agreement, or Mr. DiNicola terminates the agreement for good reason (as defined), he will be entitled to receive his base salary for 60 months after the effective date of such expiration or termination. In the event of a change of control (as defined), the Company shall pay to Mr. DiNicola: (i) an amount equal to five times his base salary;
(ii) an amount equal to five times his average annual cash bonus for the preceding two fiscal years; (iii) certain benefits under the Zale Delaware, Inc. Supplemental Executive Retirement Plan, and (iv) all benefits under the Company's various benefit plans for 60 months following the effective date of expiration or termination.

     EXECUTIVE EMPLOYMENT AGREEMENTS. On August 1, 1997, Mr. Shor, Ms. Raff and Louis J. Grabowsky (the Company's Executive Vice President and Chief Financial Officer) entered into employment agreements (the "Executive Employment Agreements") with the Company substantially similar to the Company's employment agreement with Mr. DiNicola, except that: (i) parties to the Executive Employment Agreements are eligible to receive up to 50% of their base salary in accordance with the Executive Bonus Program; (ii) the term of the Executive Employment Agreements is 3 years; and (iii) in the event of a change of control, benefits are provided under the Executive Employment Agreements for a period of 36 months.

DIRECTOR COMPENSATION

     Each Non-Employee director of the Company receives an annual retainer fee of $10,000, and is entitled to a $3,000 fee for each board meeting attended in person and a $1,000 fee for each meeting attended by telephone. A chairman of a committee of the Board of Directors receives an additional annual retainer fee of $2,500, and each committee member is entitled to $1,000 for each committee meeting attended, whether in person or by telephone, unless such committee meeting is held on the same day as a meeting of the Board of Directors. Non-Employee directors also receive grants of options to purchase Common Stock under the 1995 Outside Directors' Stock Incentive Plan.

DIRECTOR INDEMNIFICATION ARRANGEMENTS

     During 1993, each of the Company and ZDel entered into indemnification agreements (the "Indemnification Agreements") with the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his service as a director, officer, employee or agent of the Company subsequent to July 21, 1993, provided that the director acted in good faith and in a manner he reasonably believed to be in the best interest of the Company or ZDel, as applicable, and, with respect to any criminal action or proceeding, provided he had reasonable cause to believe his actions were lawful. Each Indemnification Agreement also provides for the advancement of expenses incurred by the director in defending any proceeding. The Company has entered into similar agreements with all directors elected to the Board for the first time since 1993 and may enter into similar agreements with any new directors elected in the future.

     The Company and ZDel also entered into a Trust Agreement with United States Trust Company of New York, as trustee, pursuant to which $1,000,000 was deposited with the trustee to secure the performance of the Company and ZDel under the Indemnification Agreements and under the indemnification provisions of the Certificate of Incorporation and Bylaws of the Company or ZDel or applicable law.

CHANGE OF CONTROL AGREEMENTS

     The Company has entered into Change of Control Agreements (the "Change of Control Agreements") with its executive officers (excluding its Chief Executive Officer and Executive Vice Presidents) and certain key employees. The Change of Control Agreements are intended to supplement any other programs sponsored by the Company, including, but not limited to, the Company's severance and stock option plans. Under the Change of Control Agreements, a change of control ("Change of Control") is defined as the date as of which: (i) there is consummated any consolidation or merger of the Company pursuant to which the Company is not the surviving corporation or the shares of the Company's Common Stock are converted into cash, securities or other property, other than a merger in which the holders of the Company's Common Stock have the same proportionate ownership of the surviving corporation immediately after the merger, or any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the stockholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; (iii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, becoming the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated pursuant to the Exchange Act), of 30% of the Company's outstanding common stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company ceasing for any reason to constitute a majority of the Board of Directors unless the election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors who were directors at the beginning of such period.

     If any of the parties to the Change of Control Agreements are terminated within two years following a Change of Control, for any reason other than Cause or Disability (as defined), or if the parties terminate their employment with the Company for Good Reason (as defined), the Company shall: (i) pay an amount equal to three times the party's average Annual Compensation (as defined) for any fiscal year beginning with or within the three-year period ending on the date of termination of the party's employment; (ii) for three years following the date of termination of employment, the party and anyone entitled to claim under or through the party shall be entitled to all benefits provided by the Company under certain group employee benefit plans to the same extent to which the party would have been entitled if he or she had remained an employee of the Company; and (iii) a lump sum payment equal to the actuarial equivalent of the benefits that would have accrued to the party under the Zale Delaware, Inc. Supplemental Executive Retirement Plan. The Change of Control Agreements are required to be assumed by any successor to the Company by merger or otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, there were no Compensation Committee interlocks.


                           RELATED PARTY TRANSACTION

     As of August 31, 1997, Greg Humenesky, an executive officer of the Company, owed the Company $14,906, which is payable in full plus interest at a rate of 7% per annum, on the first to occur of December 31, 1997 or Mr. Humenesky's termination of employment with the Company.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION


     Subject to the final decision of the Board of Directors, the Compensation Committee (the "Committee") actively reviews the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee administers the Company's Stock Incentive Plan and its other incentive compensation plans.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executives with those of its stockholders. The objectives of the Company's executive compensation program are to:

     - Support the achievement of the Company's strategic operating objectives;

     - Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

     - Align the executives' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

     - Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

     The Company's executive compensation program consists of base salary, annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, restricted stock grants and other equity incentives, supplemental executive benefits and various other benefits, including life and medical insurance plans.

     BASE SALARIES. It is the Committee's objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive's experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

     BONUSES. For fiscal 1997, the annual bonuses available to the Company's executive officers were based upon quantitative measures of the Company's financial performance as measured by corporate division earnings before interest, taxes, depreciation and amortization ("EBITDA") targets and EBITDA as a percentage of total sales.

     Bonus opportunity was calculated as a percentage of the recipient's base salary. Specifically, corporate or operating division participants could earn up to 70% of their respective maximum bonus opportunities if the Company or the operating division exceeded their respective EBITDA bonus targets and up to 30% of their respective maximum bonus opportunities if the Company or the operating division exceeded their respective EBITDA as a percentage of sales targets. For those employees who did not work for an operating division, no bonus could be achieved if the Company failed to attain at least the minimum threshold target for EBITDA. For those employees who worked for an operating division, no bonus could be paid if the division failed to achieve at least the minimum threshold target for EBITDA.

     For fiscal 1998, the annual bonuses available to the Company's executive officers will be based upon quantitative measures of the Company's financial performance as measured by corporate net earnings targets and net earnings as a percentage of total sales, instead of EBITDA, as set forth in the Company's annual financial plan.

     Bonus opportunity will still be calculated as a percentage of the recipient's base salary. Specifically, operating division participants can earn up to 70% of their maximum bonus opportunity if the Company exceeds its net earnings bonus target and up to 30% of the maximum bonus opportunity if the Company exceeds its net earnings as a percentage of sales target. No bonus can be achieved if the Company fails to attain at least the threshold target for net earnings. For those employees who work for an operating division, no bonus can be paid if the division fails to achieve at least the minimum threshold target for division net earnings. Corporate participants can earn up to 49% of their maximum bonus opportunity if the Company exceeds its net earnings bonus target and up to 21% of the maximum bonus opportunity if the Company exceeds its net earnings as a percentage of sales target. Additionally, 30% of their maximum bonus opportunity is based upon the achievement of personal and functional goals.

     EQUITY INCENTIVES. The Company's Stock Incentive Plan currently forms the basis for the Company's long-term incentive plan for executives and key employees. The Stock Incentive Plan provides for the grant of stock options, SARs, restricted stock, stock bonuses and phantom stock. To date, only stock options have been issued in connection with the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to promote the interests of the Company and its shareholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

     During the fiscal year ended July 31, 1997, option awards were made to approximately 73 of the Company's employees covering an aggregate of 577,000 shares of Common Stock. All options were granted with an exercise price equal to the Fair Market Value of the Company's Common Stock at the date of grant, have a term of ten years, and become exercisable 25% per year beginning one year from the date of grant.

     The Committee, in satisfying its duty to establish the compensation levels of the Company's Chief Executive Officer and its other corporate officers, considered and approved management's recommendations for the 1997 fiscal year with respect to changes to the elements and levels of compensation paid to such officers. The Committee consulted with the Company's human resources department and/or outside compensation consultants in evaluating the recommendations made by management. The Committee, in its role as administrator of the Stock Incentive Plan, intends to review periodically with the Company's human resources department and/or outside compensation consultants the levels and types of cash incentives and stock-based compensation that are appropriate for a corporation similarly situated to the Company.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Under the terms of his employment agreement, Mr. DiNicola receives an annual base salary of not less than $850,000. This base salary is subject to annual review and potential increase by the Board of Directors. See "Executive and Director Compensation - Employment Agreements." An annual bonus for Mr. DiNicola for fiscal 1997 was awarded pursuant to the terms of the Company's annual bonus plan. As described in "Executive and Directors Compensation - Summary Compensation Table," in 1997, Mr. DiNicola received a bonus of $588,414.

     SECTION 162(m). Section 162(m) of the Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code. Generally covered employees are the executive officers named in the Summary Compensation Table. The Stock Incentive Plan has been designed to meet the regulations so that compensation realized in connection with stock options, stock appreciation rights and other performance-based equity incentives granted under the Stock Incentive Plan will also be excluded from the deduction limit. Portions of the compensation paid to Mr. DiNicola for 1997 do not meet the criteria for deductibility under Section 162(m). However, the amount exceeding the limits on deductibility is not material to the Company. Moreover, the Committee believes that, in order to attract, retain and reward the executive talent necessary to maximize stockholder returns, the Company's interests are best served in some circumstances by providing compensation which is subject to the deductibility limitation imposed by Section 162(m). The Committee's present intention is to structure compensation to be tax deductible; however, it retains the discretion to authorize compensation that does not qualify for income tax deductibility.



                                      Richard C. Marcus, Chairman
                                      A. David Brown
                                      Andrew H. Tisch

CORPORATE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index and the Dow Jones Retail - All Specialty Index for the period since August 1, 1993 (the date on which the Company's Common Stock began trading publicly). The comparison assumes $100 was invested on August 1, 1993 in the Company's Common Stock and in each of the two indices and, for the S&P 500 Index and the Dow Jones Retail - All Specialty Index, assumes reinvestment of dividends. The Company has not paid dividends since August 1, 1993.


                     8/1/93   1/31/94   7/29/94   1/31/95   7/31/95   1/31/96   7/31/96   1/31/97   7/31/97
                     ------   -------   -------   -------   -------   -------   -------   -------   -------
Zale Corporation      100       96.10     93.51    106.49    148.05    143.48    180.57    166.23    225.97
S&P 500               100      108.96    105.15    109.53    132.57    151.80    154.48    191.76    234.99
S&P Specialty Retail  100      100.51     97.59     99.85    103.84     93.01    108.00    111.11    153.09


     THE STOCK PRICE PERFORMANCE DEPICTED IN THE ABOVE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE CORPORATE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE GRAPH BY REFERENCE.

                            SECTION 16(a) REPORTING

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of any class of the Company's equity securities, to file with the Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the year ended July 31, 1997, except that the following filings were late: Mr. Charles H. Pistor, Jr.'s Form 3 and Form 4 and Mr. Peter P. Copses' Form 4.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

                               VOTING REQUIREMENTS

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors.

     With regard to Proposal No. 2, the amendment to the Stock Incentive Plan the ratification of independent public accountants, and Proposal No. 3, the ratification of independent public accountants, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Approval of such matter requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, under applicable Delaware law, abstentions will have the effect of votes against the approval of the matter. Broker non-votes will count for purposes of determining the presence of a quorum, but will have no effect on the voting with respect to Proposal No.2 and Proposal No.3.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the Board of Directors, FOR the amendment to the Stock Incentive Plan, FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.


                  STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Company's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company's books and (B) the class and number of shares of the Company that are owned of record by such stockholder.

     Pursuant to the Company's Bylaws, to be timely, notice by a stockholder of nominations for election of a director at a meeting of stockholders must be delivered to the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting. However, in the event that there is less than 70 days' notice or prior public disclosure of the date of the meeting, in that case, to be timely, notice from the stockholder must be received no later than ten (10) days following the day on which such notice of the meeting date was mailed or such public disclosure was made. Alternatively, in the case of an annual meeting, such notice must be delivered by the sixtieth day before the anniversary date of the last annual meeting (November 13th in the case of the 1997 Annual Stockholders' Meeting), assuming that such sixtieth day is earlier than the tenth day following the day on which notice of the meeting was mailed or public disclosure was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of its nominee(s).


                              STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Company's Proxy Statement relating to the 1998 Annual Meeting of Stockholders of the Company must be received by no later than June 16, 1998 at the Company's principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. See "Stockholder Nomination of Director Candidates." The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

                         AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the fiscal year ended July 31, 1997, as filed with the Commission. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations, MS 6B-1.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                       ALAN P. SHOR
                                       EXECUTIVE VICE PRESIDENT,
                                       CHIEF ADMINISTRATIVE OFFICER,
                                       GENERAL COUNSEL AND SECRETARY

October 14, 1997

                                  DETACH HERE



                                ZALE CORPORATION
                           901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003

                               COMMON STOCK PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 13, 1997


P R O X Y

   The undersigned appoints ROBERT J. DiNICOLA, LOUIS J. GRABOWSKY and ALAN
P. SHOR, each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Zale Corporation held of record by the undersigned on September 19, 1997, at the Annual Meeting of Stockholders of Zale Corporation (the "Company") to be held at ITT Sheraton Collection Hotel-Houston (formerly the Ritz-Carlton Hotel), located at 1919 Briar Oaks Lane, Houston, Texas 77027, at 10:00 a.m. local time, on Thursday, November 13, 1997, and any adjournments thereof.

                                                          -------------
     CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
                                                              SIDE
                                                          -------------

                                   [LOGO]
                              ZALE CORPORATION



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Zale Corporation to be held at 10:00 a.m., November 13, 1997 at ITT Sheraton Collection Hotel-Houston (formerly the Ritz-Carlton Hotel), located at 1919 Briar Oaks Lane, Houston, Texas 77027. Whether or not you attend the meeting, we hope that you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible. Thank you for your consideration of the matters presented.

                                       Sincerely,

                                       /s/ Robert J. DiNicola
                                          ------------------------------------
                                           Robert J. DiNicola
                                           Chairman of the Board and
                                           Chief Executive Officer



                                                                         ZAL 2F


                                  DETACH HERE

     Please mark
/X/  votes as in
     this example.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
     IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.  MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                                                                                           FOR  AGAINST  ABSTAIN
     1.  To elect eight directors for terms expiring at the 1998   2. To approve an amendment to the       /  /   /  /     /  /
         annual meeting of stockholders.                              Company's Omnibus Stock Incentive
         NOMINEES: Robert J. DiNicola, Glen Adams, Peter P.           Plan (the "Stock Incentive Plan")
         Copses, A. David Brown, Andrea Jung, Richard C. Marcus,      to increase the number of shares
         Charles H. Pistor, Jr. and Andrew H. Tisch.                  of the Company's Common Stock
             /  / FOR       /  /  WITHHELD                            reserved for issuance under such
                  ALL             FROM ALL                            plan by an additional 3,000,000
                NOMINEES          NOMINEES                            shares.

                                                   MARK HERE
                                                  FOR ADDRESS  /  /
     /  /______________________________________    CHANGE AND
         For all nominees except as noted above    NOTE BELOW
                                                                                                           FOR  AGAINST  ABSTAIN
                                                                   3. To ratify the appointment of Arthur  /  /   /  /     /  /
                                                                      Andersen LLP as the Company's
                                                                      independent public accountants.

                                                                   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                                                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                   USING THE ENCLOSED ENVELOPE.

                                                                   Please sign exactly as name appears on Stock Certificate.  If stock is held in the name of two or more persons, all must sign.  When signing as attorney, executor, administrator,
                                                                   trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature: __________________________ Date: ________________________ Signature: ______________________ Date: ____________________